As filed with the Securities and Exchange Commission on November 18, 1996
                                            Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                   HCIA INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MARYLAND                              7389                    52-1407998
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)     Classification Code Number)    Identification No.)

                            300 EAST LOMBARD STREET
                           BALTIMORE, MARYLAND 21202
                                 (410) 895-7470
    (address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              -------------------

                         CHARLES A. BERARDESCO, ESQUIRE
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                   HCIA INC.
                            300 EAST LOMBARD STREET
                           BALTIMORE, MARYLAND 21202
                                 (410) 895-7470
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                        COPIES OF ALL COMMUNICATIONS TO:

                          FRANK S. JONES, JR., ESQUIRE
                            D. SCOTT FREED, ESQUIRE
                       WHITEFORD, TAYLOR & PRESTON L.L.P.
                            SEVEN SAINT PAUL STREET
                           BALTIMORE, MARYLAND 21202
                                 (410) 347-8707

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum        Proposed Maximum          Amount of
  Title of Each Class of          Amount To Be        Offering Price Per      Aggregate Offering       Registration
Securities To Be Registered       Registered(1)           Share(1)                 Price(1)               Fee(1)
Common Stock, $.01 par value        276,265(2)             $27.625                $7,631,821              $2,313


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low sales price per share of HCIA Inc. Common Stock on the Nasdaq National Market on November 12, 1996.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED ___________, 1996

PROSPECTUS

                                 276,265 Shares
                                  [HCIA Logo]
                                  Common Stock

         The shares of common stock, par value $.01 per share (the "Common Stock"), of HCIA Inc. ("HCIA" or the "Company") which may be offered hereby are being sold by certain stockholders of the Company (the "Selling Stockholders") who received such shares in connection with the Company's acquisition of LBA Health Care Management, Inc. ("LBA"). See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby. The Selling Stockholders received such shares of Common Stock in a private placement transaction and the Company has agreed to file and maintain a shelf registration statement relating to such shares in order to permit the Selling Stockholders to resell such shares from time to time.

         The Common Stock of the Company is traded on the Nasdaq National Market ("NASDAQ") under the symbol "HCIA." On November 13, 1996, the last reported sales price for the Company's Common Stock on NASDAQ was $28 1/2 per share.

                              -------------------


SEE  "RISK  FACTORS"  BEGINNING  ON  PAGE  5  OF  THIS  PROSPECTUS  FOR  CERTAIN
INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK.

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The distribution of shares of Common Stock by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) in the over-the-counter market, on NASDAQ or on any exchange on which the Common Stock may then be listed in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders also may pledge shares as collateral for margin accounts and such shares could be resold pursuant to the terms of such accounts.

         All expenses of the registration of the Common Stock covered by this Prospectus will be borne by the Company pursuant to preexisting agreements, except that the Company will not pay (i) any Selling Stockholder's underwriting discounts or selling commissions, or (ii) fees and expenses of the Selling Stockholder's counsel.



               The date of this  Prospectus is            , 1996.

                                  THE COMPANY

         HCIA is a leading health care information content company that develops and markets integrated clinical information systems and products. The Company's systems and products range from standardized data bases to highly focused Decision Support Systems that assist its customers in evaluating the efficacy and economics of health care delivery. As of September 30, 1996, HCIA had more than 325 customers for its Decision Support Systems including hospitals, integrated delivery systems, self-insured employers, pharmaceutical companies and managed care organizations. The Company sold its Syndicated Products to more than 7,000 customers as of September 30, 1996.

         By utilizing its core collection of proprietary data standardization methodologies, value-added clinical measurement tools and data bases, including the International Classification of Clinical Services SystemTM (the "ICCS System(TM)"), the Company creates clinical information systems and products from its many large and disparate data streams. The ICCS System(TM) allows for the standardization and comparison of detailed clinical data across a broad range of data sources. The Company's proprietary disease management methodologies link the costs, quality, utilization and outcomes of medical services delivered to patients in various clinical settings. These methodologies and technical resources permit the Company to provide a level of clinical information that is substantially more detailed and useful in modifying clinical practice patterns than information derived from traditional health care data sources.

         As a result of its unique ability to integrate health care data collected from numerous sources and across varied treatment settings, the Company believes that it is well positioned to offer the information systems and products necessary to continue to increase average revenue per customer through the sale of more sophisticated and comprehensive Decision Support Systems. The Company continually seeks to enhance its systems and products through internal product development efforts and acquisitions of other companies, product lines and data resources, as well as through the creation of strategic relationships with key health care industry participants. Since 1991 the Company has acquired, as part of its overall growth strategy, a total of 15 health care information companies, product lines and data resources. Most recently, the Company acquired LBA, a provider of health care information products that combine data collection, benchmarking and decision support tools that enable its customers to achieve significant cost savings by (i) improving quality of outcomes, (ii) reducing clinical resource consumption and (iii) optimizing labor utilization. LBA's principal products include its value enhancement systems and Centers of Excellence programs which utilize comparative data base analyses and a clinical implementation management team to assist customers in reducing clinical resource consumption and improving outcomes in specific practice areas, such as orthopedics and cardiology.

         The Company utilizes a highly specialized direct field sales force to market Decision Support Systems. The Company's marketing and pricing strategies are focused on the generation of recurring revenue from Decision Support Systems through multi-year agreements (typically two to three years) and through the renewal of its Syndicated Products, which are updated annually. During 1995, approximately 69% of the Company's revenue was recurring in nature.

         Unless the context otherwise requires, references in this Prospectus to "HCIA" and the "Company" refer to HCIA Inc. and its predecessors and subsidiaries. The Company's executive offices are located at 300 East Lombard Street, Baltimore, Maryland 21202, and its telephone number is (410) 895-7470.

         "HCIA" is a registered trademark of HCIA Inc. This Prospectus also includes product names and other trademarks of HCIA and other companies.

                                  RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY BY PROSPECTIVE INVESTORS.

         ACQUISITIONS. The Company has, in part, expanded its systems and products through the acquisition of health care information companies, product lines and data resources. The Company intends to continue the acquisition of methodological, analytical and technical resources that will further enhance and expand the Company's systems and products.

         Acquisitions involve numerous risks, including difficulties in the assimilation of operations and products, the ability to manage geographically remote units, the diversion of management's attention from other business concerns, the risks of entering markets in which the Company has limited or no direct expertise and the potential loss of key employees of the acquired companies. In addition, acquisitions may involve the expenditure of significant funds and the incurrence of significant charges associated with the amortization of goodwill or other intangible assets, write-offs of acquired in-process research and development costs and/or future write-downs of the recorded values of assets acquired. There can be no assurance that any acquisition will result in long-term benefits to the Company or that management will be able to manage effectively the resulting business.

         MANAGEMENT OF GROWTH. The Company is currently experiencing a period of rapid growth and expansion which could place a significant strain on the Company's personnel and resources. The Company's growth has resulted in an increase in the level of responsibility for both existing and new management personnel. Many of the Company's management personnel have had limited or no experience in managing companies as large as the Company. The Company has sought to manage its current and anticipated growth through the recruitment of additional management and technical personnel and the implementation of internal systems and controls. However, the failure to manage growth effectively could materially and adversely affect the Company's operating results.

         DEPENDENCE ON KEY PERSONNEL. The Company depends to a significant extent on key management, technical and marketing personnel. The Company's growth and future success will depend in large part on its ability to attract, motivate and retain highly qualified personnel, including management personnel of acquired companies. Except for an agreement with George D. Pillari, its Chairman of the Board, President and Chief Executive Officer, the Company does not have employment agreements with any of its officers. The loss of key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on the Company.

         VARIATIONS IN QUARTERLY RESULTS. The Company has experienced and expects to continue to experience variations in quarterly results. Recent quarterly variations are primarily due to the effect of one-time charges related to acquired in-process research and development costs and the timing of contract executions. Quarterly results are also influenced by the timing of release of certain systems and products as a result of the annual release of certain external data sources. The Company's operating results for any particular quarterly or annual period may not be indicative of results for future periods.

         DEPENDENCE ON INTELLECTUAL PROPERTY RIGHTS. The Company has made significant investments in the development and maintenance of its core collection of proprietary data standardization methodologies, value-added clinical measurement tools and technical resources that are used to transform its many large and disparate data streams into clinically relevant information products. The Company relies largely on its license agreements with customers and its own security systems, confidentiality procedures and employee nondisclosure agreements to maintain the trade secrecy of its proprietary information. There can be no assurance that the legal protections and precautions taken by the Company will be adequate to prevent misappropriation of the Company's proprietary information. In addition, these protections do not prevent independent third-party development of functionally equivalent or superior systems, products or methodologies.

         COMPETITION. The health care information market is intensely competitive and rapidly changing. The Company competes for the sale of systems and products and the resulting access to data with different companies in each of its target markets. Competitors vary in size and in the scope and breadth of the products and services offered. Many of the Company's competitors have significantly greater financial, technical, product development and marketing resources than the Company. There can be no assurance that future competition, or any significant loss of access to data resulting therefrom, will not have a material adverse effect on the Company.

         MAJOR CUSTOMERS. During 1994 and 1995, the Company's ten largest customers accounted for approximately 29% and 36%, respectively, of the Company's revenue. Many of the Company's contractual arrangements with its customers are subject to annual renewal. The loss of one or more of the Company's largest customers could have a material adverse effect on the Company.

         INTEGRITY AND RELIABILITY OF DATA. The Company's success depends significantly on the integrity of its data. Although the Company tests data for completeness and consistency, it does not conduct independent audits of the information provided by its customers. Moreover, while the Company believes that the benchmarking and other clinical, cost and performance information contained in its data base is representative of the operational aspects of various types of health care industry participants, there can be no assurance that such information is appropriate for comparative analysis in all cases or that the data bases accurately reflect general or specific trends in the health care market. If the information contained in the data were found, or were perceived, to be inaccurate, or if such information were generally perceived to be unreliable, the Company's business and operating results could be materially and adversely affected.

         POTENTIAL COST OF PERFORMANCE GUARANTEES. As part of its value enhancement systems, LBA has guaranteed that each customer will achieve a cost savings identified as at least equal to the fees the customer pays for the system. To the extent such cost savings are not achieved, LBA may be subject to claims related to such guarantees. Although LBA has never incurred a claim under its guarantee, there can be no assurance that this will continue to be the case. Liabilities related to such claims could have a material adverse effect on the Company's business and operating results could be materially and adversely affected.

         VOLATILITY OF STOCK PRICE. The stock market historically has experienced volatility which has affected the market price of securities of many companies and which has sometimes been unrelated to the operating performance of such companies. The trading price of the Common Stock may be subject to significant fluctuations in response to variations in quarterly results of operations, announcements of acquisitions, new systems or products by the Company or its competitors, governmental regulatory action, other developments or disputes with respect to proprietary rights, general trends in the industry and overall market conditions, and other factors.

         CHANGES IN THE HEALTH CARE INDUSTRY. The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operation of health care industry participants. During the past several years, the U.S. health care industry has been subject to an increase in governmental regulation of, among other things, reimbursement rates and certain capital expenditures. Various programs have been proposed to reform the U.S. health care system. Many of these programs contain proposals to increase governmental involvement in health care, lower reimbursement rates and otherwise change the operating environment for the Company's customers. Health care industry participants may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring investments, including those for the Company's systems and products. The Company cannot predict what impact, if any, such factors might have on its business, financial condition and results of operations. In addition, many health care providers are consolidating to create larger health care delivery enterprises with greater regional market power. As a result, the remaining enterprises could have greater bargaining power, which may lead to price erosion of the Company's systems and products.

         GOVERNMENT REGULATION. The U.S. Food and Drug Administration (the "FDA") has promulgated a draft policy addressing the regulation of certain computer products as medical devices under the Federal Food, Drug, and Cosmetic Act. The FDA could determine in the future that certain applications of the Company's systems and products are clinical decision tools subject to FDA regulation as medical devices. In addition, the Company could become subject to future regulation of the manufacture and marketing of medical devices and health care software systems, or to legislation or regulation regarding the use of patient records or of access to health care data. Compliance with such legislation and regulation could be burdensome, time consuming and expensive. The Company cannot predict the effect of possible future legislation and regulation.

                          ---------------------------

Certain statements contained herein regarding matters that are not historical facts are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended (the "Securities Act")); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.. Factors that could cause actual results to differ materially include, but are not limited to, those discussed above.

                          PRICE RANGE OF COMMON STOCK

         Since the initial offering of the Company's Common Stock at $14.00 per share on February 22, 1995, the Common Stock has been traded on NASDAQ under the symbol "HCIA". Prior to such date, there was no public market for the Common Stock.

         The following table sets forth for the quarterly periods indicated the high and low closing sales price per share of Common Stock as reported by
NASDAQ:

                                                    HIGH     LOW


1995
1st Quarter (from February 22, 1995)............  $ 25     $17 5/8
2nd Quarter.....................................    31 5/8  21
3rd Quarter.....................................    31 1/4  24 1/2
4th Quarter.....................................    46 3/4  22 3/4

1996
1st Quarter.....................................    55 3/4  41 7/8
2nd Quarter.....................................    67 7/8  45 5/8
3rd Quarter.....................................    67 3/8  48 1/2
4th Quarter (through November 13, 1996).........    36 1/2  22 3/4

         On November 13, 1996, there were 72 holders of record of the Company's Common Stock. The number of record holders is not representative of the number of beneficial holders since many shares are held by depositories, brokers or other nominees. On November 13, 1996, the last reported sale price of the Company's Common Stock on NASDAQ was $28 1/2 per share.

                                DIVIDEND POLICY

         The Company has never paid any cash dividends on the Common Stock and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Company currently intends to retain any future earnings to fund the development and growth of its business.

                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         On August 9, 1996, the Company issued 492,961 shares of common stock to certain stockholders of HealthVISION, Inc., the former parent company of LBA. The shares were issued as part of the acquisition price for LBA, under the terms of a Registration Rights Agreement, the Company agreed to file a registration statement under the Securities Act to cover the sale of such shares, and to keep the registration statement effective until the earlier of the date that all such shares have been sold or for two years from the date of this Prospectus.

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by the Selling Stockholders as of November 13, 1996, and as adjusted to reflect the assumed sale of all of the stores offered hereby by the Selling Stockholders.




                                                                                          Shares
                                              Shares Beneficially                      Beneficially
                                                 Owned Prior To                        Owned After
                                                  The Offering                        The Offering
                                             -----------------------     Shares    --------------------
                                                  Number     Percent     Offered    Number      Percent
Warburg, Pincus Investors, L.P. (1)..........      22,092        *%      22,092      --           --%
United HealthCare Services, Inc. (2).........       9,404        *        9,404      --           --
HLM Partners V, L.P. (3).....................       2,346        *        2,346      --           --
HLM Partners VII, L.P.(3)....................       9,387        *        9,387      --           --
Lawrence J. Byrne (4)........................     116,518      1.0
Kevin J. Hicks (4)...........................     116,518      1.0

-------------------
* Less than 1%.

       (1) The sole general partner of Warburg, Pincus Investors, L.P. ("WP Investors") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Company, a New York general partnership, manages WP Investors. WP has a 20% interest in the profits of WP Investors and, through its wholly owned subsidiary, E.M. Warburg, Pincus & Co., Inc. owns 1.13% of the limited partnership interests in WP Investors. The address of WP Investors is 466 Lexington Avenue, New York, New York 10017.

       (2) The address of United HealthCare Services, Inc. is 9900 Bren Road, East, Minnetonka, Minnesota 55343.

       (3) The address of HLM Partners is 222 Berkeley Street, Suite 2150, Boston, MA 02116.

       (4) Each of Messrs. Byrne and Hicks has been a Senior Vice President of the Company since August 12, 1996. The address of Messrs. Byrne and Hicks is c/o the Company, 300 East Lombard Street, Baltimore, Maryland 21202.

                              PLAN OF DISTRIBUTION

         The distribution of the shares of Common Stock by a Selling Stockholder may be effected from time to time in one or more transactions (which may involve block transactions) in the over-the-counter market, or on NASDAQ (or any exchange on which the Common Stock may then be listed) in negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. A Selling Stockholder may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from a Selling Stockholder and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). A Selling Stockholder also may pledge shares as collateral for margin accounts and such shares may be resold pursuant to the terms of such accounts.

         In order to comply with certain state securities laws, if applicable, the Common Stock will not be sold in any particular state unless such securities have been registered or qualified for sale in such state or any exemption from registration or qualification is available and complied with.

         The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders.

                                 LEGAL MATTERS

         The validity of the Common Stock being offered hereby will be passed upon for the Company and the Selling Stockholders by Whiteford, Taylor & Preston L.L.P., Baltimore, Maryland.

                                    EXPERTS

         The consolidated financial statements of the Company as of December 31, 1994 and 1995, and for each of the years in the three-year period ended December 31, 1995 incorporated by reference in this Prospectus and the Registration Statement by reference to the Company's Annual Report on Form 10-K, as amended, and the financial statements of William M. Mercer, Incorporated National Health Analysis Unit as of December 31, 1994 and September 30, 1995 and for the years ended December 31, 1993 and 1994 and the nine months ended September 30, 1995 incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K dated July 19, 1996, as amended, have been included herein and incorporated by reference in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein or incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The report by KPMG Peat Marwick LLP covering the consolidated financial statements of the Company noted above refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

         The combined balance sheet of LBA Health Care Management, Inc. and Healthcare Data Source, Inc. (collectively, the "Predecessor Business") as of December 31, 1994 and the combined statements of operations and retained earnings and cash flows for the Predecessor Business for each of the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 through September 27, 1995, the balance sheet of LBA Health Care Management, Inc. as of December 31, 1995 and the statements of operations and retained earnings and cash flows of LBA Health Care Management, Inc. for the period from September 28, 1995 through December 31, 1995 and the consolidated balance sheet of HealthVISION, Inc. as of December 31, 1994 and 1995 and the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995 and for the period February 2, 1994 (inception) through December 31, 1994 incorporated in this Prospectus and Registration Statement by reference to the Company's Current Report on Form 8-K dated July 19, 1996, as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated in this Prospectus and Registration Statement by reference to the Company's Current Report on Form 8-K dated July 19, 1996, as amended, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

         The financial statements of Datis Corporation as of May 31, 1993 and 1994 and for the year ended May 31, 1994 and the two months ended May 31, 1993 incorporated in this Prospectus by reference to the Form 8-K of HCIA Inc. dated July 19, 1996, as amended, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The reports and other information filed by the Company with the Commission in accordance with the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at its principal office in Washington, D.C. at prescribed rates. Such reports, proxy statements and other information concerning the Company can be inspected at the offices of NASDAQ at 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents or portions of documents filed by the Company with the Commission are incorporated herein by reference:

           (1) Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Form 10-K/A filed on April 30, 1996.

           (2) Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

           (3) Current Report on Form 8-K dated July 19, 1996, as amended by the Form 8-K/As filed August 13, 1996 and October 21, 1996.

           (4) The description of the Common Stock contained in the Company's Registration Statement under the Exchange Act on Form 8-A filed on January 13, 1995.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the filing date of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON WRITTEN OR ORAL REQUEST, AT NO CHARGE, FROM THE COMPANY. REQUESTS SHOULD BE DIRECTED TO THE COMPANY, 300 EAST LOMBARD STREET, BALTIMORE, MARYLAND 21202, ATTENTION:
BARRY C. OFFUTT, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER.

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does 276,265 Shares not constitute an offer to sell, or a solicitation of an offer to buy the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made [HCIA logo] hereunder shall, under any circumstances, create any implication that here has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                               TABLE OF CONTENTS


                                                             Page

The Company........................................           2
Risk Factors.......................................           3
Price Range of Common Stock........................           5
Dividend Policy....................................           5
Use of Proceeds....................................           5
Selling Stockholders...............................           6
Plan of Distribution...............................           7
Legal Matters......................................           7
Experts............................................           7
Additional Information.............................           8
Incorporation of Certain Information by Reference..           8






                                 276,265 Shares




                                  [HCIA logo]



                                  Common Stock







                                            , 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

         The following table sets forth a statement of all expenses payable by the Registrant in connection with the registration of the Common Stock covered hereby.

SEC Registration Fee.............................................  $2,313
Accounting Fees and Expenses.....................................   2,000
Legal Fees and Expenses..........................................   5,000
Blue Sky Fees and Expenses.......................................     -0-
Miscellaneous Fees and Expenses..................................   2,000
              Total                                               _______
                                                                  $11,313
                                                                  =======

---------------
*Except for the SEC Registration Fee and NASD Fee, all expenses are estimated.

Item 15.  Indemnification of Directors and Officers.

         Section 2-418 of the Maryland General Corporation Law (the "MGCL") provides that the Registrant may indemnify any director who was, is or is threatened to be made a named defendant or respondent to an threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director of the Registrant, or while a director, is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against reasonable expenses (including attorneys' fees), judgments, penalties, fines and settlements, actually incurred by the director in connection with such action, such or proceeding, unless it is established that: (I) the act or omission of the director was material to the matter giving rise to such action, suit or proceeding, and was committed in bath faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. If the action, suit or proceeding was one by or in the right of the Registrant, no indemnification shall be made with respect to any action, suit or proceeding in which the director shall have been adjudged to be liable to the Registrant. A director also may not be indemnified with respect to any action, suit or proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director is adjudged to be liable on the basis that a personal benefit was improperly received. Unless limited by the Registrant's Charter: (i) a court of appropriate jurisdiction, upon application of a director, may order such indemnification as the court shall deem proper if it determines that the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, regardless of whether the director has met the standards of conduct required by Section 2-418; and (ii) the Registrant shall indemnify a director if such director is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above. However, with respect to any action, suit or proceeding by or in the right of the Registrant or in which the director was adjudged to be liable on the basis that a personal benefit was improperly received, the Registrant may only indemnify the director for any expenses (including, attorneys' fees) incurred in connection with such action, suit or proceeding.

         Section 2-418 of the MGCL further provides that unless limited b the Registrant's Charter, the Registrant: (i) shall (a) indemnify an officer of the Registrant if such officer is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, and (b) indemnify an officer of the Registrant if a court of appropriate jurisdiction, upon application of an officer, shall order indemnification; (ii) may indemnify and advance expenses to an officer, employee or agent of the Registrant to the same extent that it may indemnify directors; and (iii) may indemnify and advance expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by the Charter, Bylaws, general or specific action of the Registrant's Board of Directors or contract.

         The  Registrant's  Bylaws provide that the Registrant  shall indemnify:
(i) any individual who is a present or former director or officer of the Registrant; or (ii) any individual who serves or has served in another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director or officer, or as a partner or trustee of such partnership or employee benefit plan, at the request of the Registrant and who by reason of service in that capacity was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted under the MGCL. The Registrant may, with the approval of its Board of Directors, provide such indemnification for a person who formerly served a predecessor of the Registrant in any of the capacities described in (i) or (ii) above and for any employee or agent of the Registrant or a predecessor of the Registrant.

         The Registrant's Bylaws also provide that the reasonable expenses incurred by a director or officer who is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid or reimbursed by the Registrant in advance of the final disposition of the proceeding upon request by the Registrant of: (i) a written affirmation by the party seeking indemnification that he has a good faith belief that the standard of conduct necessary for indemnification by the Registrant has been met; and (ii) a written undertaking by or on behalf of the party seeking indemnification to repay the amount if it shall ultimately be determined that such standard of conduct has not been met.

         The Registrant's Charter provides that, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damage. The Registrant's Charter also provides that except as the Bylaws of the Registrant may otherwise provide, no indemnification shall be provided for any director or for any employee or agent of the Registrant of any predecessor of the Registrant or any other entity.

         The provisions in the Chapter and Bylaws do not eliminate the duty of care. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under Maryland law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the MGCL. These provisions also do not affect a director's or officer's responsibilities under any other law, such as the federal or state securities laws or state or federal environmental laws.

Item 16.  Exhibits and Financial Statement Schedules.

         (a)   Exhibits

         A list of exhibits filed with this Registration Statement on Form S-3 is set forth in the Exhibit Index on page E-1, and is incorporated herein by reference.

         (b)   Financial Statement Schedules

Schedule II -- Valuation and Qualifying Accounts*

-------------
*Incorporated by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-08639).


Item 17.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most
recent   post-effective   amendment  thereof)  which, individually  or  in  the
aggregate represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value or securities offered would be to exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraph (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses insured or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1 or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 13, 1996.

                                    HCIA INC.

                                    By:/s/ George D. Pillari
                                       George D. Pillari, Chairman of the Board
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each director whose signature appears below constitutes and appoints Barry C. Offutt and Charles A. Berardesco, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign for the undersigned any and all amendments or post-effective amendments to this Registration Statement on Form S-3 relating to the issuance of Common Stock of the Registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                     Title                           Date

/s/ George D. Pillari     Chairman of the Board,               November 13, 1996
    George D. Pillari        President and Chief Executive
                             Officer (principal executive
                             officer)

/s/ Barry C. Offutt       Senior Vice President and Chief      November 13, 1996
    Barry C. Offutt          Financial Officer (principal
                             financial and accounting
                             officer)


/s/ Phillip B. Lassiter   Director                             November 13, 1996
    Phillip B. Lassiter


/s/ Richard Dulude        Director                             November 13, 1996
    Richard Dulude


/s/ Richard Berman        Director                             November 13, 1996


/s/ W. Grant Gregory      Director                             November 13, 1996


/s/ Mark C. Rogers        Director                             November 13, 1996
    Mark C. Rogers


/s/ Carl J. Schramm       Director                             November 13, 1996
    Carl J. Schramm

                                 EXHIBIT INDEX

  Exhibit
  Number                              Description

    1.1 *Proposed form of Underwriting Agreement (to be incorporated by reference at the time of an offering).

    2.1 +Agreement and Plan of Reorganization by and among the Registrant, HCIA Sub Inc. and HealthVISION, Inc.

    3.1  **Articles of Amendment and Restatement of the Registrant.

    3.2  ***Amended and Restated Bylaws of the Registrant

    5.1 Opinion of Whiteford, Taylor & Preston L.L.P. (including the consent of such firm).

   23.1  Consent of KPMG Peat Marwick LLP.

   23.2  Consent of Price Waterhouse LLP

   23.3  Consent of Ernst & Young LLP

   23.4  Consent of Whiteford, Taylor & Preston L.L.P. (included in Exhibit
         5.1).

   24.1 Power of Attorney (included as part of the signature page of this Registration Statement).

-----------------------------
*    To be filed by amendment.
** Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-94946).
*** Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-88226).
+ Incorporated by reference to the Registrant's Current Report on Form 8-K dated July 19, 1996, as amended.